UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.                )

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Air Lease Corporation
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Air Lease Corporation Spring 2017 Stockholder Engagement

Air Lease: Consistent Growth and Strong Financial Performance Consistent growth under the leadership of our management team Asset Growth ($ in billions) Revenue Growth ($ in billions) 18% CAGR 21% CAGR 1 As of December 31, 2016 Air Lease Corporation is a leading aircraft leasing company We purchase new commercial jet transport aircraft directly from aircraft manufacturers and lease those aircraft to airlines throughout the world We have a diversified, global customer base with 85 airlines across 51 countries as of December 31, 2016   2010 - Founded 2011 - IPO 76 - Employees1 237 - Owned aircraft1 30 - Managed aircraft1 363 - Aircraft on order1

Leadership Transition Positions Us for the Future Mr. Udvar-Házy founded Air Lease in February 2010, serving as CEO & Chairman He is a pioneer in the aircraft leasing industry, and co-founded the business that became International Lease Finance Corporation (ILFC) in 1973, serving as CEO & Chairman Steven Udvar-Házy Executive Chairman John L. Plueger Chief Executive Officer & President Mr. Plueger joined Air Lease as its President, COO, and Board member in March 2010, shortly after the Company was formed He has more than 30 years of aviation industry and aircraft leasing experience, 24 of which were with ILFC, where he served on its Board, and as President and COO In his full-time Executive Chairman role, Mr. Udvar-Házy leverages his long-standing industry relationships to work closely with our airline customers, OEMs and financiers to modernize and grow airline fleets Mr. Udvar-Házy and Mr. Plueger have worked together for over 30 years, first building ILFC into one of the largest aircraft leasing companies in the world, and now establishing Air Lease as a market leader. We believe that their partnership, experience, and knowledge are unmatched in the industry In his role as CEO & President, Mr. Plueger drives our strategic business priorities and is responsible for growing our business across all constituencies and continuing to build stockholder value Recent leadership transition positions Air Lease to benefit from the deep knowledge, relationships and operational experience of the Executive Chairman and CEO as the Company continues to grow Successful 30-year partnership

Air Lease Executive Compensation Program 1 Target Dollar Value of Aircraft Added to our Fleet decreased year-over-year as discussed on pages 38-39 of our March 2017 Proxy Statement 2 As reported in March 2017 Proxy Statement 3 CEO and Chairman are no longer eligible to receive a deferred bonus beginning in FY2017 Executive Compensation Program Reflects Our Unique Business and Leadership Team 2016 Executive Compensation Highlights 2016 CEO Pay Mix at Target 2017 CEO Pay Mix at Target3 High Levels of Stock Ownership Demonstrate Alignment with Stockholders 73% At Risk 86% At Risk Significant management stock ownership Mr. Udvar-Házy: 114x base salary2 Mr. Plueger: 29x base salary2 Stock ownership creates strong alignment between our executives and our stockholders We require a small number of extraordinary, talented individuals with industry experience to manage and lead a capital-intensive and global business – 2016 Revenue / Employee = $18.7M We are one of only four US listed public aircraft leasing companies Rigorous annual incentive program financial targets set above 2015 target and actual performance (on three of four financial metrics)1 Core long-term incentive (“LTI”) is 100% performance based 50% of core LTI is tied to relative total shareholder return (“TSR”) and requires above-median performance for target payout 2016 program changes resulted in increased weight of LTI and higher proportion of CEO pay at risk

Stockholder Engagement In 2016 and early 2017, members of our management team and Board – including an independent director – conducted an extensive stockholder engagement program to better understand our stockholders’ viewpoints Our engagement team met with stockholders holding 48% of outstanding shares The invaluable feedback we heard from our stockholders throughout our engagement meetings was shared with the compensation committee and entire Board, and was incorporated into 2016 compensation decisions, leadership changes in July 2016 and our 2017 compensation program Responsiveness to Stockholder Feedback on Compensation Program CEO compensation program changes reflect both our Compensation Committee’s decision to increase emphasis on at-risk compensation and feedback received from stockholders What We Heard What We Did Better align executive compensation with Company performance Decreased proportion of fixed compensation by decreasing our new CEO’s salary from $1.5 million to $1 million Greater percentage of pay should be “at risk” and in the form of equity Total target cash compensation for CEO decreased by 17%, and percentage of cash at risk increased by 10% Greater percentage of pay should be in the form of performance-based equity with multi-year vesting 2017 target performance based equity for Chief Executive Officer is 63.5% of total compensation compared to 48% in 2016 Eliminate participation in deferred bonus program Discontinued CEO’s participation in deferred bonus program Better explain lack of peer group and use of benchmarking data in setting compensation Improved disclosure on use of benchmarking data in setting compensation amounts Preference for eliminating employment agreements Eliminated CEO and Executive Chairman employment agreements

Limited Direct Public Company Peers Limited direct company peers Only one files a full suite of SEC disclosures, including a proxy statement Companies in the aircraft leasing business include: Privately owned companies Subsidiaries of larger companies, including aircraft manufacturers, banks, financial institutions, other leasing companies, aircraft brokers and airlines Of the over one hundred companies in the aircraft leasing business… … only 4 are stand-alone public companies listed in the US … We do not disclose a peer group because we have very limited direct public company peers Over the past year, Air Lease’s TSR has outperformed its three publicly-listed peers1 1 Source: CapitalIQ, Dividend Adjusted Share Pricing measured from April 20, 2016 to April 20, 2017 Air Lease: 16.6% AerCap: 10.3% Aircastle: 10.8% Fly Leasing: 10.6%

Small, Talented Team Responsible for Managing Complex Business Company/Industry Revenue / Employee (mm) Total Assets / Employee (mm) Net Income / Employee (mm) Air Lease Corporation1 $18.67 $183.89 $4.93 Diversified Financial Companies2 (Capitalization between $1bn and $10bn) $0.97 $6.86 $0.22 Sub-Industry: Asset Management and Custody Banks2 $1.18 $6.28 $0.22 1 As of December 31, 2016 2Source: Capital IQ (Year End 2016 Figures) and most recent Company 10-Ks Compared to other capital intensive businesses such as diversified financial companies, our employees are responsible for significantly more revenue, income and assets Managing this level of assets with a small number of employees requires extraordinarily talented individuals with deep industry experience, and our compensation program is designed to reward these special employees for continuing to create and deliver long-term shareholder value Annual incentive bonus is highly performance-based with metrics closely tied to our strategic and operating goals Significant portion of LTI payout ties to relative TSR outperformance of the market (as measured by S&P 400)

Financial Performance Measures 2016 Target Change versus 2015 Target 2016 Actual Performance Achievement Level Overall Revenue $1,387 17.7% $1,419 170% Pre-Tax Operating Margin 39.0% 12.1% 40.9% 179% Pre-Tax Return on Equity 17.0% 20.6% 18.1% 177% Dollar Value of Aircraft Added to our Fleet $2,373 (13.7%) $2,754 200% Annual Incentives Reward Financial Performance and Strategic Achievements Performance-Based Annual Cash Incentives Strategic Objectives Expand our aircraft management business Add new airline customers 3. Continue to optimize specified internal processes Performance Against Strategic Goals We expanded our fee-based aircraft management business and currently provide fee-based management services for 4 additional aircraft for a total of 30 but did not reach our maximum goal We added 11 new airline customers, but we did not meet our maximum goal We continued to optimize internal processes, including implementing a treasury management system, a mobile device management platform and hard drive encryption and obtained an investment grade rating, exceeding our target goal 146% Total (Company Performance Factor) 174% 80% 20% We set rigorous targets under our annual incentive program, which is structured to measure both the financial and strategic achievements that we believe underpin long-term value creation

Long-Term Incentives Aligned with Performance Long-Term Incentive Plan Equity Mix Key Elements Performance Link Payout of 2014 – 2016 LTI Awards Book Value RSUs (50%) Book value is a key value driver of our Company 3-year performance period, measured annually Target awards vest if target book value is achieved If target is not attained in a given year, RSUs do not vest and expire Book value targets increase year-over-year Book Value Appreciation Book value RSUs paid out at target In each of 2014, 2015 and 2016, the Compensation Committee approved book value RSU grants that vest annually over three years Each year, the targets increased requiring steady increases in book value in order to vest Each year, we exceeded the increasingly challenging targets TSR RSUs (50%) Focuses executives on actions that will generate sustainable value creation 3-year performance measurement period TSR measured against S&P 400 MidCap Index Target payout requires 55th percentile achievement Relative TSR TSR RSUs paid out at 43% of target 100% of CEO’s and Named Executive Officers’ normal course equity awards consist of performance-based shares Our core long-term incentive program consists entirely of performance-based shares, and is highly aligned with our performance

Highly Engaged Board with Extensive Industry Relevant Experience

Strong Board evaluation and succession processes ensure the Board is comprised of Directors with the necessary skills and balance of perspectives to oversee our unique business

75% Independent

Denotes independent directors (orange dashed box: Robert Milton through Ronald D. Sugar)



	Steven F. Udvar-Házy *Exec. Chairman*	John L. Plueger *CEO*	Robert Milton *LID*	Matthew J. Hart	Cheryl Gordon Krongard	Marshall O. Larsen	Ian M. Saines	Ronald D. Sugar
	Former Chairman & CEO, Air Lease	Former President & COO, Air Lease	Former Chairman & CEO, Ace Aviation Holdings*	Retired President & COO, Hilton Hotels Corporation	Retired Senior Partner, Apollo Management	Retired Chairman, President & CEO, Goodrich Corporation	Chief Executive, Funds Management Challenger Limited	Retired Chairman & CEO, Northrop Grumman Corporation
Joined Board	2010	2010	2010	2010	2013	2014	2010	2010
Executive Leadership	✔	✔	✔	✔	✔	✔	✔	✔
Financial Expertise	✔	✔		✔		✔	✔	✔
Capital Allocation Expertise	✔	✔	✔	✔	✔			✔
Airline Industry Expertise	✔	✔	✔	✔	✔			
Aviation Expertise	✔	✔	✔			✔		✔
International Experience	✔	✔	✔	✔	✔	✔	✔	✔
Other Public Company Board	✓ SkyWest	✓ Spirit AeroSystems Holdings	✓ United Continental Holdings (Non-Executive Chairman)	✓ American Airlines Group ✓ American Homes 4 Rent	✓ Xerox ✓ US Airways (formerly)	✓ Becton, Dickinson and Company ✓ Lowe's Companies ✓ United Technologies		✓ Amgen ✓ Apple ✓ Chevron

AIR LEASE CORPORATION

*A holding company for Air Canada

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